[Deloitte Logo]	Hadjipavlou Sofianos & Cambanis S.A.

Assurance & Advisory Services

250 - 254 Kifissias Ave. GR - 152 31 Halandri Athens, Greece

Tel.: +30 (210) 6781.100 Fax: +30 (210) 6776.221-2 www.deloitte.gr

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-135109 on Form S-3 of our reports dated March 2, 2007, relating to the consolidated financial statements of Quintana Maritime Limited and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Quintana Maritime Limited for the year ended December 31, 2006.

/s/ Deloitte

Deloitte.,

Hadjipavlou, Sofianos & Cambanis S.A.

Athens, Greece

March 8, 2007

Hadjipavlou Sofianos & Cambanis S.A. Assurance & Advisory Services Co. Reg. No. 28953/01AT/B93/2052	Member of Deloitte Touche Tohmatsu

Thessaloniki: 1, Adrianoupoleos Str., GR - 551 33 Kalamaria, Tel.: +30 (2310) 406.500, Fax: +30 (2310) 416.447